U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Date of Report: June 11, 2002

                              MIKRON INFRARED, INC.
               (Exact name of issuer as specified in its charter)

         New Jersey                       0-15486                 22-1895668
(State or Other Jurisdiction of      (Commission File           (IRS Employer
Incorporation or Organization)            Number)            Identification No.)

                   16 Thornton Road, Oakland, New Jersey 07436
              (Address and Zip Code of Principal Executive Offices)

                                 (201) 405-0900
                         (Registrant's Telephone Number)


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Item 5. Submission of Matters to a Vote of Shareholders; Change of Name

      Annual Meeting. We held our annual meeting of shareholders on June 11, 2002. As of the May 6, 2002 record date of the meeting, there were a total of 4,288,200 shares of the Company's common stock outstanding and entitled to be voted at the annual meeting. There were 3,453,319 shares (80.5%) present in person or by proxy at the meeting.

      The following directors were elected at the meeting:

                                                        Number of Shares
                                                -------------------------------
                                                                     Against or
                        Director                   For                Abstained
                 --------------------           ---------            ----------
                 Gerald D. Posner               3,415,868              34,500
                 Dennis Stoneman                3,415,868              34,500
                 Keikhosrow Irani               3,384,868              65,500
                 William J. Eckenrode           3,415,868              34,500
                 Henry M. Rowan                 3,415,868              34,500
                 Lawrence C. Karlson            3,415,868              34,500

      Also at the Meeting, our shareholders approved a proposal to change our name to Mikron Infrared, Inc. by a vote of 3,436,752 (80.1%) in favor and 12,616 against.

      Also at the Meeting, our shareholders ratified the selection of BDO Seidman L.L.P. as our independent accountants for the fiscal year ending October 31, 2002 by a vote of 3,443,918 shares (80.3%) in favor and 4,250 against.

      Change of Name. On June 19, 2002, we filed a certificate of amendment to our certificate of incorporation with the New Jersey Department of State and thereby effected on that date a change of our name to Mikron Infrared, Inc.

Item 7. Financial Statements and Exhibits

The following financial statements, pro forma financial information and exhibits have been filed as part of this Report:

      (a)   Financial Statements -- none

      (b)   Pro forma financial information -- none

      (c)   Exhibits

Number                  Description
------                  -----------

  3.4 Certificate of Amendment to our Certificate of Incorporation, as filed with the New Jersey Department of State on June 19, 2002.


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                                    Signature

      In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Mikron Infrared, Inc.


Dated: June 19, 2002                    By: /s/ Gerald D. Posner
                                           -------------------------------------
                                            Gerald D. Posner, Chief (Principal)
                                            Executive Officer


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